Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made as of August 30, 2022 by and among Ideanomics, Inc., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 1441 Broadway, 5th Floor, Suite 5116 New York, NY 10018 (the “Company”), YA II PN, LTD., an exempt company organized pursuant to the laws of the Cayman Islands and having an office for business located at 1012 Springfield Ave, Mountainside, New Jersey 07092 (the “YA II”), and Transfer Online, Inc., a S- Corporation formed pursuant to the laws of the State of Oregon having an office for business located at 512 SE Salmon, Portland, Oregon, 97214 (“Escrow Agent”).

W I T N E S S E T H:

WHEREAS, the Company and YA II are entering into this Escrow Agreement as a condition to that certain Amendment Agreement (the “Amendment Agreement”) of even date herewith pursuant to which the Company has agreed to deposit $8,333,333.50 (the “Deposit”) into an escrow account (“Escrow Account”) established and maintained by Escrow Agent on the terms and conditions contained herein; and

WHEREAS, in accordance with the terms of the Amendment Agreement, the Company and YA II has determined that it is appropriate and desirable to retain the Escrow Agent as a provider of escrow services; and

NOW THEREFORE, in consideration of the premises and the mutual agreements and representations herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, YA II and the Escrow Agent hereby agree as follows:

1.                  The Company and YA II hereby appoint Escrow Agent to serve as the escrow agent under this Escrow Agreement and Escrow Agent accepts such appointment, subject to the terms and conditions hereof.

2.                  On or prior to September 1, 2022, the Company shall deliver the Deposit directly to the Escrow Agent by wire transfer. Upon the Escrow Agent’s receipt of the Deposit it shall be credited to the Escrow Account.

3.                  Promptly after receiving the Deposit, the Escrow Agent shall deposit the same into the Escrow Account and provide immediate notice in writing to the Company and YA II of its receipt of the Deposit.

4.                  Escrow Agent shall deliver the Deposit in accordance with such written instructions as Escrow Agent may receive from YA II’s Authorized Representative(s) in accordance with the requirements of this Section 4. For purposes hereof, the only persons who shall be deemed Authorized Representatives of YA II are set forth on Appendix B. On or prior to September 15, 2022, in accordance with the terms of the Amendment Agreement, YA II shall provide written instructions to the Escrow Agent directing it to disburse the Deposit held in the Escrow Account to either YA II or to the Company. The Company’s wire instructions are set forth on Appendix C. The Escrow Agent shall act according to such written instructions and shall not act pursuant to instructions from the Company or any party other than YA II. The Company agrees that it shall not under any circumstances give any instructions to the Escrow Agent contrary to those of YA II, even if it disagrees with the instructions given by YA II. The Company’s sole and exclusive remedy for any disagreements with YA II’s instructions is to seek recourse exclusively against YA II (and not the Escrow Agent), and the Company hereby releases the Escrow Agent and agrees to hold the Escrow Agent harmless for acting in accordance with YA II’s written instructions. So long as the Escrow Agent complies with YA II’s written instructions, the Escrow Agent shall have no liability whatsoever to the Company.

5.                  Escrow Agent shall not be under any duty to give the Deposit any greater degree of care than it gives its own similar property, and it shall have no liability hereunder, except for willful misfeasance, bad faith or gross negligence of its duties hereunder.

6.                  Escrow Agent shall have no duties or responsibilities except those expressly set forth herein, and no implied duties or obligations should be read into this Escrow Agreement against Escrow Agent. Escrow Agent need not refer to, and will not be bound by, the provisions of any other agreement.

7.                  Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any document or instrument held by or delivered to it.

8.                  Escrow Agent represents and warrants that it has obtained all necessary licenses, permits and bonds, if applicable, to act in the capacity as an Escrow Agent.

9.                  The Company shall pay to the Escrow Agent a one-time flat escrow fee of $1,850.00 which includes reasonable administrative costs and shall be reimbursed for its reasonable expenses.

10.              In the event that Escrow Agent shall be uncertain whether its duties hereunder are in conflict with any federal or state laws governing the operation and conduct of Escrow Agent’s business, the Escrow Agent shall be entitled to refrain from taking any action, and in doing so shall not become liable in any way or to any person for its failure or refusal to comply with YA II’s instructions, and it shall be entitled to continue to refrain from acting and so refuse to act until it shall be directed by a court of law or other similar adjudicative body having jurisdiction; provided, however, Escrow Agent, in its discretion may rely on an opinion of Company’s and/or YA II’s counsel with respect to any of the foregoing, or until it shall receive a final determination of a court of law, arbitration panel, or similar adjudicative body.

11.              Escrow Agent may act in reliance upon any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed by an Authorized Representative of YA II, and may assume that any Authorized Representative of YA II purporting to act on behalf of YA II in giving any such notice or other instrument in connection with the provisions hereof has been duly authorized to do so.

12.              In the event that Escrow Agent shall, by written notice, request of YA II instructions regarding any matter arising in connection with this Escrow Agreement, and YA II shall not, within fifteen (15) days after the giving of such notice, deliver to Escrow Agent written instructions reasonably satisfactory to Escrow Agent in relation to such matter, Escrow Agent may retain counsel to advise it in such connection.

13.                In the event that Escrow Agent retains counsel or otherwise incurs any legal fees by virtue of any provision of this Escrow Agreement, the reasonable fees and disbursements of such counsel and any other liability, loss or expense which it may thereafter suffer or incur in connection with this Escrow Agreement or the performance or attempted performance in good faith of its duties hereunder shall be paid (or reimbursed to it) by the Company. In the event that Escrow Agent shall become a party to any litigation in connection with its functions as Escrow Agent pursuant to this Escrow Agreement, whether such litigation shall be brought by or against it, the reasonable fees and disbursements of counsel to Escrow Agent and the amounts attributable to services rendered by members or associates of Escrow Agent at the then prevailing hourly rate charged by them and disbursements incurred by them, together with any other liability, loss or expense which it may suffer or incur in connection therewith, shall be paid (or reimbursed to it) by the Company, unless such loss, liability or expense is due to the willful misfeasance, bad faith or gross negligence on the part of the Escrow Agent or its agent, or the willful breach by Escrow Agent of its duties hereunder. The obligations contained in this Section 13 shall survive any termination or expiration of this Agreement.

14.              Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and YA II at least fifteen (15) days’ prior written notice thereof. As soon as practicable after its resignation, Escrow Agent shall turn over to the successor escrow agent appointed by YA II, the Deposit then held by Escrow Agent upon presentation of the document appointing the new Escrow Agent and its acceptance thereof. If no new Escrow Agent is so appointed within thirty (30) days following such notice of resignation, Escrow Agent may deposit the Deposit with, and commence an inter-pleader or other appropriate action in, any court of competent jurisdiction.

15.              The terms and provisions of this Escrow Agreement may not be waived, discharged or terminated orally, but only by an instrument in writing signed by the person or persons against whom enforcement of the discharge, waiver or termination is sought. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

16.              No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of the amendment, modification or discharge is sought.

17.              In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

18.              The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the heirs, successors, assigns and personal representatives of Escrow Agent, YA II and the Company.

19.              This Escrow Agreement shall be governed by, and its provisions construed and interpreted in accordance with, the laws of the State of Oregon applicable to contracts executed and to be performed wholly in that State without giving effect to the choice or conflict of laws principles or provisions thereof.

20.              Each of the parties expressly waives its right to a jury trial with respect to any suit, litigation or other judicial proceeding regarding this Escrow Agreement or any dispute hereunder or relating hereto. Subject to Section 21 below, each of the parties agrees that any dispute under or with respect to this Escrow Agreement shall be determined before the state or federal courts situated in the Portland, Multnomah County and State of Oregon, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the parties hereby irrevocably submits to the jurisdiction of such courts. Each party hereby agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court. In addition to such other method as may be available under applicable law, each party agrees that any summons, complaint or other papers or process in connection with any such dispute may be served on it in the same manner in which a notice may be given to it hereunder.

21.	Dispute Resolution and Arbitration.

(a)               Subject to clause (b) below, if any dispute arises between the parties regarding or relating to this Escrow Agreement, then such dispute shall be resolved through arbitration under the Commercial Rules of the American Arbitration Association (the “AAA”), before a single, independent arbitrator (which arbitrator shall be a retired judge of any Federal Court or a retired judge who has served as a judge in civil proceedings in Oregon at the Supreme Court level or on a more senior court in the State of Oregon). Any such arbitrator shall be selected by mutual agreement of the parties, but in the event the parties cannot agree upon the selection of such arbitrator, the AAA located in Portland, Oregon shall appoint such arbitrator in accordance with the commercial arbitration rules of the AAA. Any arbitration proceeding contemplated hereunder shall be conducted in Portland, Oregon. The parties consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction.

(b)               Notwithstanding any of the foregoing, if adequate grounds exist for seeking immediate injunctive or other equitable relief hereunder, such party may seek and obtain such relief through a judicial proceeding or action in accordance with Section 21(a) above.

(c)               In any arbitration contemplated by this Section 21, each party shall, subject to Section 13, bear its own costs; however, any fees assessed by the AAA shall be allocated by the arbitrator in his or her sole discretion.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.

IDEANOMICS, INC.

By:	/s/ Alfred P. Poor
Name:	Alfred P. Poor
Its:	Chief Executive Officer

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global, LLC
Its:	General Partner

By:	/s/ Troy Rillo
Name:	Troy Rillo
Its:	Member

Transfer Online, Inc

By:	/s/ Lori Livingston
Name:	Lori Livingston
Its:	CEO

Appendix A

BANK ACCOUNTS

Bank:	Keybank National Association 127 Public Square Cleveland, OH 44114

ABA Number:	123002011

Account Number:	379681121214

Account Name:	Transfer Online Inc
512 SE Salmon St Portland, OR 97214

SWIFT Code	KEYBUS33

Appendix B

AUTHORIZED COMPANY REPRESENTATIVES

YA II PN, Ltd. - Troy Rillo, David Fine or Mark Angelo, acting through YA II PN’s investment manager, Yorkville Advisors Global, LP

Notices to YA II PN, Ltd. may be made by email to:

Legal@yorkvilleadvisors.com; and

mangelo@yorkvilleadvisors.com

Appendix C

COMPANY WIRE INSTRUCTIONS

Wells Fargo Wire Instructions Bank Name	Wells Fargo Bank, N.A
Address	420 Montgomery St. San Francisco, CA 94104
Account name	Ideanomics, Inc.
Routing # Domestic Wires	121000248
SWIFT / BIC code	WFBIUS6S
Account #	4943108233

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